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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                               SEPTEMBER 30, 1995

Parent of Bay State Gas Company -- None

Subsidiaries of Registrant -- Northern Utilities, Inc.
                           -- Granite State Gas Transmission, Inc.

Subsidiaries of Granite State Gas Transmission, Inc. -- Bay State Energy
                                                        Development, Inc.
                                                     -- Natural Gas Development
                                                        Corp.
                                                     -- Bay State Energy
                                                        Enterprises, Inc.
                                                     -- Energy Asset Funding,
                                                        Inc.

     Each subsidiary is wholly owned. Northern Utilities, Inc. and Granite State Gas Transmission, Inc. are incorporated in the State of New Hampshire. Bay State Energy Development, Inc., Bay State Energy Enterprises, Inc., and Energy Asset Funding Inc. are incorporated in the Commonwealth of Massachusetts. Natural Gas Development Corp. is incorporated in the State of Maine.

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